Exhibit 3.3

AMENDED AND RESTATED BY-LAWS

OF

FTAI INFRASTRUCTURE INC.

A Delaware Corporation

Effective July 29, 2022

i

ii

AMENDED AND RESTATED BY-LAWS
OF
FTAI INFRASTRUCTURE INC.
(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.1          Registered Office. Unless and until changed by the board of directors of the Corporation (the “Board of Directors”), the registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Corporation in the State of Delaware at such registered office shall be The Corporation Trust Company.  The principal office of the Corporation shall be located at 1345 Avenue of the Americas, 45th floor, New York, New York 10105 or such other place as the Board of Directors may from time to time designate by notice to the stockholders.

Section 1.2          Other Offices. The Corporation may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1          Place of Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or outside the State of Delaware. The Board of Directors shall designate the place of meeting for any annual meeting or for any special meeting of the stockholders.  The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).  If no designation is made, the place of meeting shall be the principal office of the Corporation.

Section 2.2          Stockholder Actions. All acts of stockholders to be taken hereunder, or under the Certificate of Incorporation of the Corporation, as amended from time to time (including by any certificate of designation in respect of any series of preferred stock of the Corporation, the “Certificate of Incorporation”), the DGCL or otherwise, shall be taken in the manner provided in this Article II or, with respect to the rights of holders of any series of Preferred Stock (as defined in the Certificate of Incorporation) then outstanding, as otherwise set forth in the Share Designation (as defined in the Certificate of Incorporation).

Section 2.3          Annual Meetings. An annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify.  Subject to the provisions of the DGCL or if otherwise authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt in accordance with the DGCL, stockholders and proxyholders not physically present at a meeting of stockholders may by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting; provided that the Corporation shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, to provide such stockholders or proxyholders a reasonable opportunity to participate in the meeting and to record the votes or other actions made by such stockholders or proxyholders.  A failure to hold the annual meeting of the stockholders at the designated time or to elect a sufficient number of Directors to conduct the business of the Corporation shall not affect otherwise valid acts of the Corporation or work a forfeiture or dissolution of the Corporation.  If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient.

Section 2.4          Special Meetings. Subject to the rights of holders of any series of Preferred Stock then outstanding and unless otherwise required by law or the Certificate of Incorporation, special meetings of the stockholders may be called at any time by either (i) the Chairman of the Board of Directors, if there be one, or (ii) the Chief Executive Officer, if there be one, and shall be called by any such officer at the request in writing of (i) a majority of the Board of Directors or (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings.  Such request shall state the purpose or purposes of the proposed meeting.  Subject to the rights of holders of any series of Preferred Stock then outstanding and unless otherwise required by law or the Certificate of Incorporation, no stockholders or group of stockholders, acting in its or their capacity as stockholders, shall have the right to call a special meeting of the stockholders.

Section 2.5          Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting, in the form of a writing or electronic transmission, stating the place, day and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting, and (i) in the case of a special meeting of the stockholders, the purpose or purposes for which the meeting is called, as determined by the Board of Directors or (ii) in the case of an annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders, shall be delivered by the Corporation not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with Section 6.1, to each Record Holder who is entitled to vote at such meeting.  Such further notice shall be given as may be required by Delaware law.  The notice of any meeting of the stockholders at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

Section 2.6          Adjournments and Postponements.  Any meeting of the stockholders may be adjourned or postponed from time to time by the chairman of such meeting or by the Board of Directors, without the need for approval thereof by the stockholders to reconvene or convene, respectively at the same or some other place.  When a meeting is adjourned or postponed to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than thirty (30) days.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Section 2.5 of this Article II.

Section 2.7          Quorum. Unless otherwise required by the DGCL or other applicable law or the Certificate of Incorporation, at any meeting of the stockholders, the holders of a majority of the outstanding shares of the class or classes or series, or the class, classes or series that are required to vote as a single class, present in person or represented by proxy shall constitute a quorum of such class or classes or series, or of such class, classes or series voting as a single class, unless any such action by the stockholders requires approval by holders of a greater percentage of such shares, in which case the quorum shall be such greater percentage.  The submission of matters to stockholders for approval and the election of Directors shall occur only at a meeting of the stockholders duly called and held in accordance with these By-Laws at which a quorum is present; provided, however, that the stockholders present at a duly called and held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the stockholders entitled to vote at such meeting.  Any meeting of stockholders may be adjourned from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

Section 2.8          Voting and Other Rights.

(a)          All matters (other than the election of Directors) submitted to the stockholders for approval shall be determined by a vote of the holders of a majority of the total number of votes of the Corporation’s capital stock present at the meeting in person or represented by proxy and entitled to vote on the matters, voting as a single class, except as otherwise required with respect to such matter under the DGCL, under the rules of any National Securities Exchange on which such shares are listed for trading, or under the provisions of the Certificate of Incorporation or these By-Laws.

(b)          Except as provided in Section 3.12 or otherwise provided in any Share Designation with respect to the rights of the holders of such series of Preferred Stock to elect Preferred Stock Directors (as defined in the Certificate of Incorporation), Directors will be elected by a plurality of the votes cast for a particular position.

(c)         Only those Record Holders of Outstanding shares entitled to vote at the meeting on the Record Date set pursuant to Section 2.11 shall be entitled to notice of, and to vote at, a meeting of stockholders or to act with respect to matters as to which the holders of such shares have the right to vote or to act.  All references in these By-Laws to votes of, or other acts that may be taken by, the Outstanding shares entitled to vote at the meeting shall be deemed to be references to the votes or acts of the Record Holders of such shares on such Record Date.  The Board of Directors, in its discretion, or the Person acting as chairman of a meeting of the stockholders, in such Person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(d)          With respect to Outstanding Voting Stock that is held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Voting Stock is registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Voting Stock on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Voting Stock in favor of, and at the direction of, the Person who is the beneficial owner, and the Corporation shall be entitled to assume it is so acting without further inquiry.

Section 2.9          Proxies and Voting.

(a)          On any matter that is to be voted on by stockholders, the stockholders may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law, but no such proxy shall be voted or acted upon after three (3) years from its date, unless such proxy provides for a longer period.  Any such proxy shall be filed in accordance with the procedure established for the meeting.  For purposes of these By-Laws, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.  Any copy, facsimile telecommunication, email or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing, or transmission for any and all purposes for which the original writing, could be used; provided, however, that such copy, facsimile telecommunication, email or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b)          In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before assuming the duties of inspector, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall execute and deliver to the Corporation a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 2.10          List of Stockholders Entitled to Vote.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class or series of Capital Stock and showing the address of each such stockholder and the number of shares of each such class or series registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days before the meeting, at the principal place of business of the Corporation.  The stockholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.11          Record Date. Except as otherwise provided with respect to any series of Preferred Stock in any applicable Share Designation, for purposes of determining the stockholders entitled to notice of or to vote at a meeting of the stockholders, the Board of Directors may set a Record Date, which Record Date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which Record Date shall not be less than ten (10) nor more than sixty (60) days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Capital Stock is listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern).  If no Record Date is fixed by the Board of Directors, the Record Date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned or postponed meeting.  In such case, the Board of Directors shall also fix as the Record Date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.11 at the adjourned meeting.

Section 2.12          Conduct of Meetings.

(a)          The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate.  Meetings of stockholders shall be presided over by the Chairman of the Board, if there shall be one, or in his or her absence, or if there shall not be a Chairman of the Board, the President.  The Board of Directors shall have the authority to appoint a temporary chairman to serve at any meeting of the stockholders if the Chairman of the Board or the President is unable to do so for any reason.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

(b)          The chairman of any meeting of stockholders shall have the power and duty to determine all matters relating to the conduct of the meeting, including determining whether any nomination or item of business has been properly brought before the meeting in accordance with these By-Laws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation), and if the chairman should so determine and declare that any nomination or item of business has not been properly brought before a meeting of stockholders, then such business shall not be transacted or considered at such meeting and such nomination shall be disregarded.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.13          Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in Section 2.14 of these By-Laws shall be eligible for election as Directors, except for Preferred Stock Directors (whose eligibility and qualifications, if any, shall be as set forth only in the applicable Share Designation or other provisions of the Certificate of Incorporation providing the right to elect such Preferred Stock Directors).

Section 2.14          Notice of Stockholder Business and Nominations.

(a)          Subject to clause (3) of Article SIXTH of the Certificate of Incorporation and Section 2.14(f) and Article III of these By-Laws, nominations of Persons for election to the Board of Directors of the Corporation (other than Preferred Stock Directors) and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.5 of these By-Laws; (ii) by or at the direction of the Board of Directors, (iii) for nominations to the Board of Directors only, by any holder of Outstanding Voting Stock who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraph (b) or (d) of this Section 2.14 and who was a Record Holder of a sufficient number of Outstanding Voting Stock as of the Record Date for such meeting to elect one or more members to the Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of Outstanding Voting Stock, or (iv) by any holder of Outstanding Voting Stock who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (c) or (d) of this Section 2.14 and who is a Record Holder of Outstanding Voting Stock at the time such notice is delivered to the Secretary of the Corporation.

(b)          For nominations to be properly brought before an annual meeting by a stockholder pursuant to Section 2.14(a)(iii), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date of the immediately preceding annual meeting of stockholders; provided, however, that, in the case of the Corporation’s first annual meeting, or if the annual meeting is called for a date that is more than twenty-five (25) days before or after the anniversary of the previous year’s annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the annual meeting was posted to the stockholders or the day on which public disclosure of the date of the annual meeting is first made (which may be the date on which proxy materials for such meeting are first mailed).  In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.14(b).  Such stockholder’s notice shall set forth: (A) as to each Person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and the class or series and number of shares of Capital Stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.  Such holder shall be entitled to nominate as many candidates for election to the Board of Directors as would be elected assuming such holders cast the precise number of votes necessary to elect each candidate and no more votes were cast by such holder or any other holder for such candidates.

(c)          For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.14(a)(iv), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation; (ii) such business must be a proper matter for stockholder action under the Certificate of Incorporation, these By-Laws and the DGCL; (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s Outstanding Capital Stock required under the Certificate of Incorporation, these By-Laws or Delaware law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s Outstanding Voting Stock reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.14, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Corporation first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that, in the case of the Corporation’s first annual meeting, or if the annual meeting is called for a date that is more than thirty (30) days before or after the anniversary of the previous year’s annual meeting, notice by the stockholders in order to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the annual meeting was posted to the stockholders or the day on which public disclosure of the date of the annual meeting is first made (which may be the date on which proxy materials for such meeting are first made publicly available, whether by mailing, by filing with the Commission or by posting on an internet web site).  In no event shall the public announcement or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 2.14(c).  Such stockholder’s notice shall set forth: (A) as to each Person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class or series and number of shares of Capital Stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s Outstanding Voting Stock required under the Certificate of Incorporation, these By-Laws or Delaware law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s Outstanding Capital Stock to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).  This Section shall be the exclusive means for a stockholder to make business proposals before a special meeting of stockholders (other than matters properly bought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).  Subject to Rule 14a-8 under the Exchange Act, nothing in this the Certificate of Incorporation or these By-Laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any business proposal.

(d)          Notwithstanding anything in the second sentence of Section 2.14(b) or the second sentence of Section 2.14(c) to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least ninety (90) days prior to the anniversary of the date on which the Corporation first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of stockholders, then a stockholder’s notice required by this Section 2.14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(e)          Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.5.  Subject to clause (3) of Article SIXTH of the Certificate of Incorporation, nominations of Persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors; (ii) by any holder of Outstanding Voting Stock who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraph (b) or (d) of this Section 2.14 and who was a Record Holder of a sufficient number of Outstanding Voting Stock as of the Record Date for such meeting to elect one or more members to the Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of Outstanding Voting Stock; or (iii) by any holder of Outstanding Voting Stock who is entitled to vote at the meeting, who complies with the notice procedures set forth in paragraph (c) or (d) of this Section 2.14 and who is a Record Holder of Outstanding Voting Stock at the time such notice is delivered to the Secretary of the Corporation.  Nominations by stockholders of Persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by Section 2.14(b) or Section 2.14(c) shall be delivered to the Secretary of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  Holders of Outstanding Voting Stock making nominations pursuant to Section 2.14(e)(ii) shall be entitled to nominate the number of candidates for election at such special meeting as provided in Section 2.14(b) for an annual meeting.

(f)          Nothing in this Section 2.14 shall be deemed to affect the rights of holders of any series of Preferred Stock pursuant to any applicable provision of the Certificate of Incorporation.

(g)          Except to the extent otherwise provided in clause (3) of Article SIXTH of the Certificate of Incorporation with respect to vacancies, only Persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to serve as Directors (other than Preferred Stock Directors) and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.14 (subject to the rights of holders of any series of Preferred Stock then outstanding).  Except as otherwise provided herein or required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.14 and, if any proposed nomination or business is not in compliance with this Section 2.14, to declare that such defective proposal or nomination shall be disregarded
(h)          Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14.  Nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

DIRECTORS

Section 3.1          Duties and Powers.  Except as otherwise provided in the DGCL, the Certificate of Incorporation or these By-Laws, or required by the rules and regulations of any National Securities Exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  As provided in Article IV of these By-Laws, the Board of Directors shall have the power and authority to appoint officers of the Corporation.  No stockholder, by virtue of its status as such, shall have any management power over the business and affairs of the Corporation or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Corporation.  Except as otherwise provided in the DGCL or these By-Laws, and subject to Article TENTH of the Certificate of Incorporation or any other provision of the Certificate of Incorporation with respect to the rights of holders of any series of Preferred Stock, in addition to the powers that now or hereafter can be granted to directors under the DGCL and to all other powers granted under any other provision of these By-Laws, the Board of Directors shall have full power and authority to do, and to direct the officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Corporation, to exercise all powers set forth in Article THIRD of the Certificate of Incorporation and to effectuate the purposes set forth in Article THIRD of the Certificate of Incorporation, including the following:

(a)          the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Capital Stock, and the incurring of any other obligations;

(b)          the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Corporation;

(c)          the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Corporation or the merger or other combination of the Corporation with or into another Person (subject, however, to any prior approval of stockholders that may be required by the Certificate of Incorporation, these By-Laws or pursuant to applicable law);

(d)          the adoption, amendment, revision or termination of any policies or guidelines with respect to acquisitions or investments made on behalf of any Group Member by an external manager of the Corporation (including the Manager);

(e)          the use of the assets of the Corporation (including cash on hand) for any purpose consistent with the terms of the Certificate of Incorporation or these By-Laws, including the financing of the conduct of the operations of the Corporation and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Corporation and its Subsidiaries; and the making of capital contributions to any stockholder of the Corporation or any of its Subsidiaries;

(f)          the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Corporation under contractual arrangements to all or particular assets of the Corporation);

(g)          the declaration and payment of distributions of cash or other assets to stockholders;

(h)          the selection and dismissal of an external manager, officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;

(i)          the entering into agreements and amendments thereto, including management agreements, with an external manager (including the Manager);

(j)          the maintenance of insurance for the benefit of the Corporation Group and the Indemnified Persons;

(k)          the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(l)          the control of any matters affecting the rights and obligations of the Corporation, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(m)          the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(n)          the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Capital Stock from, or requesting that trading be suspended on, any such exchange;

(o)          the issuance, sale or other disposition, and the purchase or other acquisition, of Stock or options, rights, warrants or appreciation rights relating to Capital Stock, including to the Manager;

(p)          the undertaking of any action in connection with the Corporation’s interest or participation in any Group Member;

(q)          the registration of any offer, issuance, sale or resale of Stock or other securities issued or to be issued by the Corporation under the Securities Act and any other applicable securities laws (including any resale of Capital Stock or other securities by stockholders or other securityholders); and

(r)          the execution and delivery of agreements with Affiliates of the Corporation or any external manager (including the Manager) to render services to a Group Member.

Section 3.2          Meetings.

(a)          The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or outside the State of Delaware.

(b)          A regular meeting of the Board of Directors and any committee thereof shall be held without any other notice except as provided for in these By-Laws, immediately after, and at the same place (if any) as, each annual meeting of Common Stockholders.  Additional regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively.  Unless otherwise determined by the Board of Directors, the Secretary of the Corporation shall act as Secretary at all regular meetings of the Board of Directors and in the Secretary’s absence a temporary Secretary shall be appointed by the chairman of the meeting.  The Independent Directors shall meet periodically without any member of management present and, except as the Independent Directors may otherwise determine, without any other Director present to consider the overall performance of management and the performance of the role of the Independent Directors in the governance of the Corporation; such meetings shall be held in connection with a regularly scheduled meeting of the Board of Directors except as the Independent Directors shall otherwise determine.

(c)          Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, the Chief Executive Officer, or by any two Directors.  Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the Chief Executive Officer or any Director serving on such committee.  Notice thereof stating the place, date and hour of the special meeting shall be given to each Director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, email or other electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.  A notice of a special meeting of the Board of Directors or any committee thereof need not specify the purpose of the meeting unless required by any applicable provisions of the Certificate of Incorporation or these By-laws.  Notice of any meetings of the Board shall not, however, be required to be given to any Director who submits a signed waiver of notice, or waives notice of such meeting by electronic transmission, whether before or after the meeting, or if he or she shall be present at such meeting; and any meeting of the Board of Directors shall be a duly convened meeting without any notice thereof having been given if all the Directors then in office shall be present thereat or shall have waived notice thereof.

Section 3.3          Chairman of Meetings.  The Board of Directors may elect one of its members as Chairman of the Board (the “Chairman of the Board”).  The Chairman of the Board, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors.  The Chairman of the Board (who must be a Director but is not required to be an employee of the Corporation) shall be designated by the Board of Directors and, except where by law the signature of the Chief Executive Officer or other officer is required, the Chairman of the Board shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation that may be authorized by the Board of Directors.  During the absence or disability of the Chief Executive Officer, the Chairman of the Board shall exercise all the powers and discharge all the duties of the Chief Executive Officer.  The Chairman of the Board shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

Section 3.4          Resignations of Directors.  Any Director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or electronic transmission to (i) the Chairman of the Board, if there be one, or to the Chief Executive Officer, if there is no Chairman, or (ii) the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one.  Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.5          Quorum.  Except as otherwise required by law, the Certificate of Incorporation, these By-Laws or the rules and regulations of any National Securities Exchange on which the Corporation’s securities are listed and traded, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the Directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting of the entire Board of Directors or a committee thereof at which a quorum has been established, shall be the act of the Board of Directors or such committee, as applicable.  If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 3.6          Actions of the Board by Written Consent.  Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board of Directors or of such committee, as the case may be, and the consent or consents are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.7          Meetings by Means of Conference Telephone.  Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8          Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors.  Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any National Securities Exchange or quotation system on which the securities of the Corporation are listed or quoted for trading.  The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  Subject to the rules and regulations of any National Securities Exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.  Each committee shall keep regular minutes and report to the Board of Directors when required.  Notwithstanding anything to the contrary contained in these By-Laws, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these By-Laws and, to the extent that there is any inconsistency between these By-Laws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 3.9          Subcommittees.  Unless otherwise provided in the Certificate of Incorporation, these By-Laws, or the resolution of the Board of Directors designating a committee, such committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committees and members of committees in this Section 3.9, every reference in these By-Laws to a committee of the Board of Directors or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.

Section 3.10          Minutes of Committees.  Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

Section 3.11          Remuneration.  The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation (including reasonable pensions, disability or death benefits, and other benefits or payments) of Directors for services to the Corporation as Directors, or may delegate such authority to an appropriate committee.  The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as a Director, payable in cash or securities.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be compensated for their service on such committee.  The amount and form of compensation shall be set by the Board of Directors.

Section 3.12          Vacancies.  Subject to the rights of holders of any one or more series of Preferred Stock then outstanding with respect to the election of Preferred Stock Directors, any vacancy on the Board of Directors that results from newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office; provided that a quorum is present, and any other vacancies may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director Any Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class pursuant to the foregoing sentence shall hold office for a term that shall coincide with the remaining term of that class and until such Director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of such Director’s predecessor and until such Director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal.

Section 3.13          Interested Directors.  No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such Director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.  Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes such contract or transaction.

ARTICLE IV

OFFICERS

Section 4.1          General.  The officers of the Corporation shall be chosen by the Board of Directors.  The Board of Directors, in its discretion, also may choose a Chairman of the Board (who must be a Director but is not required to be an employee of the Corporation), a Treasurer and one or more other officers.  Any number of offices may be held by the same person, unless otherwise prohibited by law or these By-Laws.  The officers of the Corporation need not be stockholders nor, except in the case of the Chairman of the Board (who must be a Director), be Directors.  Whenever an officer or officers is absent, or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of any officer or officers to any Director or Directors.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any other provision hereof.

Section 4.2          Election.  The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal.  Any officer elected by the Board of Directors may be removed at any time by the Board of Directors, including by unanimous written consent.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 4.3          Resignation and Removal.  Any officer may resign by delivering his or her written resignation to the Corporation at its principal office, and such resignation shall be effective upon receipt unless it is specified to be effective at a later time.  If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date.  An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.  The Board of Directors may remove any officer with or without cause.  Nothing herein shall limit the power of any officer to discharge any subordinate.

Section 4.4          Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the Chief Financial Officer, the Secretary or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.5          Chief Executive Officer.  The Chief Executive Officer shall, subject to the oversight and control of the Board of Directors and if there be one, the Chairman of the Board, have general supervision of the affairs of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.  In the absence or disability of the Chairman of the Board, or if there be none, the Chief Executive Officer or his or her designee shall preside at all meetings of the stockholders and; provided that the Chief Executive Officer is also a Director, preside at all meetings of the Board of Directors.  The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and the stockholders are carried into effect.  The Chief Executive Officer shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and affix the seal of the Corporation thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these By-Laws; to remove or suspend any employee or agent who shall have been employed or appointed under the Chief Executive Officer’s authority or under authority of an officer subordinate to the Chief Executive Officer; to suspend for cause, pending final action by the authority which shall have elected or appointed the Chief Executive Officer, any officer subordinate to the Chief Executive Officer; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these By-Laws.

Section 4.6          Chief Financial Officer.  The Chief Financial Officer shall, subject to the oversight and control of the Board of Directors, and if there be one, the Chairman of the Board, and the Chief Executive Officer, cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall cause to be deposited all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board of Directors or, in the absence of such designation in such depositories, as the Chief Financial Officer shall from time to time deem proper.  The Chief Financial Officer shall be the Treasurer of the Corporation, unless another Treasurer shall be appointed.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chief Executive Officer, taking proper vouchers for such disbursements, shall promptly render to the Chief Executive Officer and to the Board of Directors such statements of the Chief Financial Officer’s transactions and accounts as the Chief Executive Officer and the Board of Directors respectively may from time to time require, and in general, shall exercise all the powers and authority usually appertaining to the chief financial officer of a corporation, except as otherwise provided in these By-Laws.

Section 4.7          Absence of the Chief Executive Officer.  At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act (and if there be no Chairman of the Board), another officer designated by the Board of Directors shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  Each officer shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.  If there be no Chairman of the Board, the Board of Directors shall designate an officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 4.8          Secretary and Assistant Secretary.  Except as otherwise provided herein, the Secretary shall record all the proceedings of meetings of the Board of Directors and all meetings of the stockholders in a book or books to be kept for that purpose, and the Secretary shall also perform like duties for committees of the Board of Directors when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, under whose supervision the Secretary shall be.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 4.9          Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to appoint such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 5.1          Authorization to Issue Capital Stock.  Subject to applicable law and the rights, if any, of holders of any outstanding series of Preferred Stock, the Corporation may issue Capital Stock, and options, rights, warrants and appreciation rights relating to Capital Stock, for any corporate purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) and on such terms and conditions as the Board of Directors shall determine, all without the approval of any stockholders (except as otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws).  Each share of Capital Stock shall have the rights and be governed by the provisions set forth in the Certificate of Incorporation and these By-Laws.  Except to the extent expressly provided in these By-Laws or as otherwise agreed by the Corporation, no Capital Stock shall entitle any stockholder to any preemptive, preferential, or similar rights with respect to the issuance of Capital Stock.

Section 5.2          Certificates.  Upon the Corporation’s issuance of Capital Stock to any Person, the Corporation may issue one or more certificates in the name of such Person evidencing the number of such Capital Stock being so issued.  Any such certificates shall be executed on behalf of the Corporation by any two authorized officers of the Corporation.  No certificate representing Capital Stock shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors elects to issue Capital Stock in global form, the certificates representing Capital Stock shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Capital Stock has been duly registered in accordance with the directions of the Corporation.  Any or all of the signatures required on the certificate may be by facsimile.  If any officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such certificate shall have ceased to be such officer or Transfer Agent before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such Person were such officer or Transfer Agent at the date of issue.  Certificates for each class of Capital Stock shall be consecutively numbered and shall be entered on the books and records of the Corporation as they are issued and shall exhibit the holder’s name and number and type of Capital Stock.

Section 5.3          Lost or Mutilated Certificates.  If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers on behalf of the Corporation shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Capital Stock as the Certificate so surrendered.  The appropriate officers on behalf of the Corporation shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Corporation, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Corporation has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Corporation, delivers to the Corporation a bond, in form and substance satisfactory to the Corporation, with surety or sureties and with fixed or open penalty as the Corporation may direct to indemnify the Corporation and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Corporation.  If a stockholder fails to notify the Corporation within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Capital Stock represented by the Certificate is registered before the Corporation or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Corporation or the Transfer Agent for such transfer or for a new Certificate.  As a condition to the issuance of any new Certificate under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 5.4          Transfer of Capital Stock.

(a)          The term “transfer,” when used in these By-Laws with respect to Capital Stock, shall be deemed to refer to a transaction by which the Record Holder of such Capital Stock assigns such Capital Stock to another Person who is or becomes a stockholder, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)          The Corporation shall keep or cause to be kept on behalf of the Corporation a register that will provide for the registration and transfer of Capital Stock.  The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Stock and transfers of such Common Stock.  Upon surrender of a Certificate for registration of transfer of any Capital Stock evidenced by a Certificate, the appropriate officers of the Corporation shall execute and deliver, and in the case of Common Stock, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Capital Stock as were evidenced by the Certificate so surrendered; provided that a transferor shall provide the address and facsimile number for each such transferee as contemplated by Section 6.1.

(c)          To the extent any Capital Stock are represented by Certificates, the Corporation shall not recognize any transfer of Capital Stock until the Certificates evidencing such Capital Stock are surrendered for registration of transfer.  No charge shall be imposed by the Corporation for such transfer; provided, that as a condition to the issuance of any new Certificate, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(d)          By acceptance of the transfer of any Capital Stock, each transferee of a Capital Stock (including any nominee holder or an agent or representative acquiring such Capital Stock for the account of another Person) shall become the Record Holder of the Capital Stock so transferred.

(e)          Every Certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the Transfer Agent.  No transfer of Capital Stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.5          Settlement of Transactions.  Nothing contained in these By-Laws shall preclude the settlement of any transactions involving Capital Stock entered into through the facilities of any National Securities Exchange on which such Capital Stock is listed for trading.

Section 5.6          Dividend Record Date.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.7          Record Owners.  The Corporation shall be entitled to recognize the Record Holder as the owner of a Capital Stock to receive dividends, to vote as such owner, and to hold liable for calls and assessments, and  shall not be bound to recognize any equitable or other claim to or interest in such Capital Stock on the part of any other Person, regardless of whether the Corporation shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Capital Stock are listed for trading.  Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Capital Stock, as between the Corporation on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Capital Stock.

Section 5.8          Preferred Stock. Except as set forth in the Certificate of Incorporation or any agreement between the Corporation and any of its stockholders, the holders of Preferred Stock shall have no preemptive right to subscribe for any shares of any class of capital stock of the Corporation whether now or hereafter authorized.

ARTICLE VI

NOTICES

Section 6.1          Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a stockholder under these By-Laws shall be in writing and shall be deemed given or made when delivered in person or when sent by first-class United States mail or by other means of written communication to the stockholder at the address described below.  Any notice, payment or report to be given or made to a stockholder hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Capital Stock at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Corporation, regardless of any claim of any Person who may have an interest in such Capital Stock by reason of any assignment or otherwise.  An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 6.1 executed by the Secretary, an Assistant Secretary, or the Transfer Agent shall be prima facie evidence of the giving or making of such notice, payment or report.  If any notice, payment or report given or made in accordance with the provisions of this Section 6.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery service outside the United States of America) and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Corporation of a change in his address) or other delivery if they are available for the stockholder at the principal office of the Corporation for a period of one (1) year from the date of the giving or making of such notice, payment or report to the other stockholders.  Any notice to the Corporation shall be deemed given if received by the Secretary at the principal office of the Corporation designated pursuant to Article I of these By-Laws.  The Board of Directors and the Officers may rely and shall be protected in relying on any notice or other document from a stockholder or other Person if believed by it to be genuine.

Section 6.2          Waivers of Notice. Whenever notice to the stockholders, a Director, or a member of a committee of the Board of Directors, is required to be given under applicable law, the Certificate of Incorporation or these By-Laws, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, or a waiver by electronic transmission by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a Person at any meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or any regular or special meeting of the Board of Directors or members of a committee of the Board of Directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws, or resolution of the Board of Directors.  Any Person so waiving notice of a meeting shall be bound by the proceedings of such meeting in all respects as if due notice thereof had been given.  All waivers and approvals shall be filed with the Corporation records or made part of the minutes of the meeting.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1          Subject to Certificate of Incorporation, Share Designations and Law.

  All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation (including any Share Designation) and applicable law.

Section 7.2          Dividends. Dividends upon the Capital Stock, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation and any Share Designation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.6), and may be paid in cash, in property, or in shares of Capital Stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of Capital Stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 7.3          Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.4          Fiscal Year. The fiscal year of the Corporation shall be a calendar year ending December 31, unless otherwise determined by the Board of Directors.

Section 7.5          Construction. Unless the context requires otherwise: (a) any pronoun used in these By-Laws shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of these By-Laws; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

Section 7.6          Records and Accounting. The Board of Directors shall keep or cause to be kept at the principal office of the Corporation appropriate books and records with respect to the Corporation’s business, including all books and records necessary to provide to the stockholders any information required to be provided pursuant to these By-Laws or under applicable law.  Any books and records maintained by or on behalf of the Corporation in the regular course of its business, including the record of the stockholders, books of account and records of Corporation proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device.  The books of the Corporation shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles.

Section 7.7          Invalidity of Provisions. If any provision of these By-Laws is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 7.8          Definitions.The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in these By-Laws.

(a)          “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b)          “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

(c)          “Capital Stock” means stock (including the Common Stock) issued by the Corporation that evidences a stockholder’s rights, powers and duties with respect to the Corporation pursuant to the Certificate of Incorporation, these By-Laws and the DGCL.  Capital Stock may be Common Stock or Preferred Stock, and may be issued in different series.

(d)          “Certificate” means a certificate (i) in global form in accordance with the rules and regulations of the Depositary or (ii) in such other form as may be adopted by the Board of Directors, issued by the Corporation evidencing ownership of one or more shares of Capital Stock.

(e)          “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

(f)          “Commission” means the United States Securities and Exchange Commission.

(g)          “Common Stock” means any Capital Stock that is not Preferred Stock.

(h)          “Common Stockholders” means the stockholders that hold Common Stock, and shall only refer to the Common Stock (and not any Preferred Stock) held by such stockholders.

(i)          “Corporation Group” means the Corporation and each Subsidiary of the Corporation.

(j)          “Depositary” means, with respect to any Capital Stock issued in global form, The Depository Trust Company and its successors and permitted assigns.

(k)          “Director” means a member of the Board of Directors.

(l)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

(m)          “Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

(n)          “Group Member” means a member of the Corporation Group.

(o)          “Indemnified Person” shall have the meaning ascribed to such term in the Certificate of Incorporation.

(p)          “Independent Director” means a Director who (i) qualifies as an “independent director” within the meaning of the corporate governance listing standards from time to time adopted by NASDAQ (or, if at any time the Common Stock are not listed on NASDAQ and are listed on a stock exchange other than NASDAQ, the applicable corporate governance listing standards of such stock exchange) with respect to the composition of the board of directors of a listed company (without regard to any independence criteria applicable under such standards only to the members of a committee of the board of directors) and (ii) in the case elected other than pursuant to a Share Designation, also satisfies the minimum requirements of director independence of Rule 10A-3(b)(1) under the Exchange Act (as from time to time in effect), whether or not such Director is a member of the audit committee and (iii) is not a Related Party of Manager, any other manager or sub-manager of the Corporation or any of its subsidiaries, or any other Person performing similar duties or functions.

(q)          “Manager” means FIG LLC, a Delaware limited liability company, together with its permitted assignees under the Management and Advisory Agreement, dated as of May 20, 2015, between the Corporation and FIG LLC, as amended, supplemented or restated from time to time and any Share Designation.

(r)          “National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

(s)          “Outstanding” means, with respect to a class or series of Capital Stock, all Capital Stock of such class or series that are issued by the Corporation and reflected as outstanding on the Corporation’s books and records as of the date of determination.

(t)          “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

(u)          “Preferred Stock” means any other class of Stock that entitles the Record Holders thereof to a preference or priority over the Record Holders of the Common Stock in (a) the right to share profits or losses or items thereof, (b) the right to share in distributions or (c) rights upon dissolution or liquidation of the Corporation.

(v)           “Record Date” means, with respect to any class or series of Capital Stock, the date established by the Corporation for determining (a) the identity of the Record Holders of such class or series of Capital Stock entitled to notice of, or to vote at, any meeting of stockholders or entitled to exercise rights in respect of any lawful action of stockholders, in each case to the extent applicable to such class or series of Capital Stock, or (b) the identity of Record Holders of such class or series entitled to receive any report or payment of any dividend or other distribution on such class or series of Capital Stock or to participate in any offer for such class or series of Capital Stock.

(w)          “Record Holder” or “holder” means with respect to any Capital Stock, the Person in whose name such Capital Stock are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day or otherwise the Person in whose name such Capital Stock are registered on the books that the Corporation has caused to be kept as of the opening of business on such Business Day.

(x)          “Related Party” means, with respect to any Person, (a) any Affiliate of such Person or any of such Person’s subsidiaries, and (b) any current officers, directors, employees, investment professionals or agents of such initial Person or the Persons described in clause (a) and their respective spouses, parents, parents-in-law, step-parents, children, step-children, siblings, siblings-in-law and step-siblings.

(y)          “Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

(z)          “Share Designation” shall have the meaning ascribed to such term in the Certificate of Incorporation.

(aa)          “Super-Majority” means two-thirds (2/3) of the total votes that may be cast by holders of all Outstanding Voting Stock.

(bb)          “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting stock or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

(cc)           “Transfer Agent” means, with respect to any class of Capital Stock, such bank, trust company or other Person (including the Corporation or one of its Affiliates) as shall be appointed from time to time by the Corporation to act as registrar and transfer agent for such class of Capital Stock; provided that if no Transfer Agent is specifically designated for such class of Capital Stock, the Corporation shall act in such capacity.

(dd)          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time (i) entitled to vote in the election of the board of directors of such Person or (ii) entitled to vote pursuant to the terms of any Share Designation.

ARTICLE VIII

INDEMNIFICATION

Section 8.1          Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 8.3 the Corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of his or her status as such against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnified Person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnified Person’s conduct was unlawful.

Section 8.2          Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.3 the Corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of his or her status as such against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection with the defense or settlement of such action or suit if such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 8.3          Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be.  Such determination shall be made, with respect to an Indemnified Person who was a Director, officer or other individual designated by the Board of Directors as an Indemnified Person of the Corporation at the time of such determination, (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.  Such determination shall be made, with respect to former Directors, officers or other individuals designated by the Board of Directors as Indemnified Persons of the Corporation, by any person or persons having the authority to act on the matter on behalf of the Corporation.  To the extent, however, that a present or former Director, officer or other individual designated by the Board of Directors as an Indemnified Person of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith, without the necessity of authorization in the specific case.

Section 8.4          Good Faith Defined. For purposes of any determination under Section 8.3, an Indemnified Person shall be deemed to have acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such Indemnified Person’s conduct was unlawful, if such Indemnified Person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such Indemnified Person by the Officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.  The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnified Person may be deemed to have met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be.

Section 8.5          Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 8.1 or Section 8.2.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be.  Neither a contrary determination in the specific case under Section 8.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application; provided, however, that such notice shall not be a requirement for an award of or a determination of entitlement to indemnification or advancement of expenses.

Section 8.6          Expenses Payable in Advance. Expenses (including attorneys’ and other professionals’ disbursements and fees and court costs) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.  Such expenses (including attorneys’ fees) incurred by former Directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 8.7          Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of and the advancement of expenses to the persons specified in Section 8.1 and Section 8.2 shall be made to the fullest extent permitted by law.  The provisions of this Article VIII shall not be deemed to preclude the indemnification of any Person who is not specified in Section 8.1 or Section 8.2 but whom the Corporation would have the power or obligation to indemnify under the provisions of the DGCL or otherwise.

Section 8.8          Insurance. The Corporation may purchase and maintain at its expense insurance on behalf of any Person entitled to indemnification under this Section 8.8 against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such Person against such liability under the provisions of this Article VIII.

Section 8.9          Certain Definitions. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any Person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such Person would have with respect to such constituent corporation if its separate existence had continued.  The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such Person is or was serving at the request of the Corporation as a director, officer, employee or agent.  For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 8.10          Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.

Section 8.11          Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5), the Corporation shall not be obligated to indemnify any Indemnified Person (or such Indemnified Person’s heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such Indemnified Person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 8.12          Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to Indemnified Persons.

Section 8.13          Indemnification with Respect to Employee Benefit Plans. Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Corporation (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Article VIII.

Section 8.14          Contractual Rights. Nothing contained in this Article VIII shall prevent the Corporation from entering into with any Person any agreement that provides independent indemnification, hold harmless or exoneration rights to such Person or further regulates the terms on which indemnification, hold harmless or exoneration rights are to be provided to such Person or provides independent assurance of any one or more of the Corporation’s obligations to indemnify, hold harmless, and exonerate such person, whether or not such indemnification, hold harmless or exoneration rights are on the same or different terms than provided for by this Article VIII or is in respect of such Person acting in any other capacity, and nothing contained herein shall be exclusive of, or a limitation on, any right to indemnification, to be held harmless, to exoneration or to advancement of expenses to which any Person is otherwise entitled.  The Corporation may create a trust fund, grant a security interest or use other means (including a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and the advancement of expenses as provided in this Article VIII.  The rights conferred upon any Person in this Article VIII shall be contract rights and such rights shall continue as to any Person who has ceased to be a director, officer, employee, trustee or agent of the Corporation, and shall inure to the benefit of such person’s heirs, executors and administrators.  A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these By-Laws shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or these By-Laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

ARTICLE IX

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Section 9.1          Forum for Adjudication of Certain Disputes.

(a)          Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-Laws, or (iv) any action asserting a claim against the Corporation or any current or former Director, officer, stockholder employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware, in each such case unless the Court of Chancery has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.  Any person or entity purchasing or otherwise acquiring any interest in Capital Stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.1 and all other provisions of these By-laws.  The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 9.1(a) with respect to any current or future actions or claims.

(b)          If any provision or provisions of this Section 9.1 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9.1 (including, without limitation, each portion of any sentence of this Section 9.1 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

(c)          To the fullest extent permitted by law, if any action the subject matter of which is within the scope of Section 9.1(a) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 9.1(a) (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(d)          Notwithstanding Section 9.1(a), unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.  Any person or entity purchasing, holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.1(d) and all other provisions of these By-laws.  The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 9.1(d) with respect to any current or future actions or claims arising under the Securities Act.

(e)          For the avoidance of doubt, nothing contained in this Section 9.1 shall apply to any action brought to enforce a duty or liability created by the Exchange Act.

ARTICLE X

AMENDMENTS

Section 10.1          General. Except as provided in the Certificate of Incorporation or Sections 10.2 and 10.3 of this Article X, the Board of Directors may amend any of the terms of these By-Laws but only in compliance with the terms, conditions and procedures set forth in this Section 10.1.  If the Board of Directors desires to amend any provision of these By-Laws other than pursuant to Section 10.2, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (i) call a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or (ii) direct that the amendment proposed be considered by the stockholders entitled to vote in respect thereof the next annual meeting of the stockholders.  Amendments to these By-Laws may be proposed only by or with the consent of the Board of Directors.  Such special or annual meeting shall be called and held upon notice in accordance with these By-Laws.  The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable.  At the meeting, a vote of stockholders entitled to vote thereon shall be taken for and against the proposed amendment.  Subject to any Share Designation, a proposed amendment shall be effective (i) if the Common Stockholders are entitled to vote thereon, upon its approval by a Super Majority, unless a greater percentage is required under the By-Laws or by Delaware law; (ii) if the holders of any Preferred Stock are entitled to vote thereon, upon its approval by the requisite vote of the holders of such Preferred Stock as set forth in the applicable Share Designations; or (iii) if the Common Stockholders and the holders of any Preferred Stock are entitled to vote thereon, upon the approval of the Common Stockholders and the holders of such Preferred Stock as described in the foregoing clauses (i) and (ii).  The Corporation’s Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of a Super Majority, voting together as a single class.

Section 10.2          Amendments to be Adopted by the Board of Directors. Except as provided in the Certificate of Incorporation, the Board of Directors, without the approval of any stockholder, may amend any provision of these By-Laws, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)          a change in the name of the Corporation, the location of the principal place of business of the Corporation, the registered agent of the Corporation or the registered office of the Corporation;

(b)          a change that, in the sole discretion of the Board of Directors, it determines (i) does not adversely affect the stockholders (including adversely affecting the holders of any particular class or series of Capital Stock as compared to other holders of other classes or series of Capital Stock) in any material respect; (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the DGCL); (iii) to be necessary, desirable or appropriate to facilitate the trading of the Capital Stock (including the division of any class or classes or series of Outstanding Capital Stock into different classes or series to facilitate uniformity of tax consequences within such classes or series of Capital Stock) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Capital Stock are or will be listed for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Corporation and the stockholders; (iv) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 10.2(c) of these By-Laws or (v) is required to effect the intent of the provisions of the Certificate of Incorporation or these By-Laws or is otherwise contemplated by the Certificate of Incorporation or these By-Laws;

(c)          a change in the fiscal year or taxable year of the Corporation and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Corporation;

(d)          an amendment that the Board of Directors determines, based on the advice of counsel, to be necessary or appropriate to prevent the Corporation or its Directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(e)          an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Capital Stock pursuant to Article FOURTH of the Certificate of Incorporation;

(f)          any amendment expressly permitted in the Certificate of Incorporation or these By-Laws to be made by the Board of Directors acting alone;

(g)          an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with the Certificate of Incorporation and these By-Laws;

(h)          an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Corporation of, or investment by the Corporation in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Corporation of activities permitted by the terms of Article THIRD of the Certificate of Incorporation;

(i)          a merger, conversion or conveyance approved in accordance with the requirements of the DGCL, the Certificate of Incorporation and these By-Laws; or

(j)          any other amendments substantially similar to the foregoing.

Section 10.3          Amendment Requirements.

(a)          Notwithstanding the provisions of Sections 10.1 and 10.2, no provision of the Certificate of Incorporation or these By-Laws that establishes a percentage of Outstanding Voting Stock required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Voting Stock whose aggregate Outstanding Voting Stock constitute not less than the voting requirement sought to be reduced.

(b)          Notwithstanding the provisions of Sections 10.1 and 10.2, no amendment to the Certificate of Incorporation or these By-Laws may change the term of the Corporation.

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Adopted as of: July 29, 2022
Last Amended as of: N/A